Exhibit 23.2


               CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 20, 1998, on our audits of the consolidated financial statements and financial statement schedules of Old Guard Group, Inc. as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996, and 1995. We also consent to the reference to our firm under the captions "Experts."

/s/ PricewaterhouseCoopers LLP


2400 Eleven Penn Center
Philadelphia, Pennsylvania
August 31, 1998